Exhibit 99.(h)(4)(vi)

Amendment No. 15

To

Transfer Agency Agreement

This Amendment No. 15 to Transfer Agency Agreement, executed as of October 10, 2025 (“Effective Date”) ("Amendment No. 15"), is being entered into by and between BNY Mellon Investment Servicing (US) Inc. ("BNYM"), Baillie Gifford Funds (“BGF”), and Baillie Gifford Institutional Trust (“BGIT”) (each a “Trust”; collectively, the “Trusts”), on their own behalf and on behalf of each series of the Trusts listed on Schedule B to this Amendment No. 15 (each a “Portfolio”). The term “Fund” as used in the Current Agreement means the Trust and each Portfolio of the Trust contained on Schedule B, all and each considered in its individual and separate capacity.

Background

BNYM and BGF, on its own behalf and on behalf of certain Portfolios of BGF, previously entered into the Transfer Agency Agreement, dated as of September 1, 2014 (“Original Agreement”); Amendment Agreement, dated as of July 20, 2016; Amendment No. 1 To Transfer Agency Agreement, effective as of August 4, 2017; Amendment No. 2 To Transfer Agency Agreement, dated as of February 20, 2018; Amendment No. 4 To Transfer Agency Agreement, dated as of September 28, 2018 but effective as of June 30, 2018; Amendment No. 5 To Transfer Agency Agreement, dated as of December 14, 2018; Amendment No. 6 To Transfer Agency Agreement, dated as of December 13, 2018; Amendment No. 7 To Transfer Agency Agreement, dated as of November 25, 2019; Amendment No. 8 To Transfer Agency Agreement, dated as of December 19, 2019; Amendment No. 9 To Transfer Agency Agreement, dated as of April 29, 2020; Amendment No. 10 To Transfer Agency Agreement, dated as of April 30, 2021; Amendment No. 11 To Transfer Agency Agreement, dated as of June 22, 2021; Amendment No. 12 To Transfer Agency Agreement, dated as of December 15, 2021; Amendment No. 13 To Transfer Agency Agreement, dated as of February 22, 2023; and Amendment No. 14 To Transfer Agency Agreement, dated as of January 20, 2025 (collectively, the “Current Agreement”). The parties wish to amend the Current Agreement as set forth in this Amendment No. 15.

Terms

In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree to all statements made above and as follows:

1.	Modifications to Current Agreement. The Current Agreement is hereby amended as follows:

a.	In accordance with Section 16(a) of the Current Agreement, the parties now wish to amend the Current Agreement to reflect the removal of a Portfolio of BGF, namely Baillie Gifford International Smaller Companies Fund, the addition of BGIT as a party to the Current Agreement as another "Trust" and BGIT’s respective Portfolios contained on Schedule B as parties to the Current Agreement as other “Funds.” The Current Agreement shall be deemed amended to include BGIT and each of its series named on the signature page to this Amendment No. 15 (each of which shall be deemed to be a “Trust” as defined in the Current Agreement).

b.	Schedule B of the Current Amendment is hereby deleted and replaced in its entirety with the Schedule B attached to this Amendment No. 15.

2.             Separate Agreement. For the avoidance of doubt and notwithstanding anything to the contrary herein or in the Current Agreement, the parties each hereby acknowledge and agree that use of this Amendment No. 15, which contemplates that both BGF and BGIT have appointed BNYM as transfer agent pursuant to a single Transfer Agency Agreement, is for ease of administration only, and it is hereby acknowledged and agreed that by executing this Amendment No. 15 BNYM shall have entered into and executed a separate Transfer Agency Agreement with BGIT containing terms and provisions identical to those contained in the Current Agreement to which BGF is a party. Furthermore, the Transfer Agency Agreement between BNYM and each Trust shall constitute a separate and discrete agreement between each Trust and BNYM as if set out in a separate writing executed by BNYM and each Trust alone. For the avoidance of doubt, termination of the Transfer Agency Agreement by or with respect to one Trust shall have no effect on the continuance of the Transfer Agency Agreement with respect to the other Trust.

3.             Remainder of Current Agreement. Except as specifically modified by this Amendment No. 15, all terms and conditions of the Current Agreement shall remain in full force and effect.

4.             Governing Law. The governing law provision of the Current Agreement shall be the governing law provision of this Amendment No. 15.

5.             Entire Agreement. This Amendment No. 15 constitutes the final, complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the amendment of the Current Agreement with respect to such subject matter, and supersedes all prior and contemporaneous proposals, agreements, contracts, representations and understandings, whether written, oral or electronic, between the parties with respect to the same subject matter.

6.             Facsimile Signatures; Counterparts. The parties expressly agree that this Amendment No. 15 may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of Amendment No. 15, by a manual signature on a copy of Amendment No. 15 transmitted by facsimile transmission, by a manual signature on a copy of Amendment No. 15 transmitted as an imaged document attached to an email, or by "Electronic Signature", which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of Amendment No. 15 by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment No. 15 or of executed signature pages to counterparts of this Amendment No. 15, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment No. 15 and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment No. 15.

[signature page to follow]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 15 To Transfer Agency Agreement to be executed as of the Effective Date by its duly authorized representative indicated below. An authorized representative, if executing this Amendment No. 15 by Electronic Signature, affirms authorization to execute this Amendment No. 15 by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment No. 15 and an agreement with its terms.

BNY Mellon Investment Servicing (US) Inc.

By:	/s/ Allison M. Gardner
Name: Allison M. Gardner
Title: Senior Vice President
October 23, 2025

Baillie Gifford Funds
On its own behalf and on behalf of each Fund, each in its individual capacity, and not on behalf of any other Fund

By:	/s/ Michael Stirling-Aird
Name: Michael Stirling-Aird
Title: President

Baillie Gifford Institutional Trust
On its own behalf and on behalf of each Fund, each in its individual capacity, and not on behalf of any other Fund

By:	/s/ Michael Stirling-Aird
Name: Michael Stirling-Aird
Title: President

[Signature Page to Amendment No. 15 to Transfer Agency Agreement]

SCHEDULE B

(Dated: October 10, 2025)

Portfolios

Baillie Gifford Funds

Portfolios	Class
	Institutional	2	3	4	5	K
Baillie Gifford China Equities Fund	X					X
Baillie Gifford Developed EAFE All Cap Fund	X	X	X	X	X	X
Baillie Gifford EAFE Plus All Cap Fund	X	X	X	X	X	X
Baillie Gifford Emerging Markets Equities Fund	X	X	X	X	X	X
Baillie Gifford Emerging Markets ex China Fund	X
Baillie Gifford Global Alpha Equities Fund	X	X	X	X	X	X
Baillie Gifford International All Cap Fund		X	X	X	X
Baillie Gifford International Alpha Fund	X	X	X	X	X	X
Baillie Gifford International Concentrated Growth Equities Fund	X					X
Baillie Gifford International Growth Fund	X	X	X	X	X	X
Baillie Gifford Long Term Global Growth Fund	X	X	X	X	X	X
Baillie Gifford U.S. Equity Growth Fund	X					X

Baillie Gifford Institutional Trust

Portfolios	Class
	2	3	4	5
Baillie Gifford Institutional Long Term Global Growth Fund	X	X	X	X